CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-133631 and No. 333-212977 of Community Bancorp. on Form S-8 of our report dated June 21, 2021, appearing in this Annual Report on Form 11-K of Community Bancorp & Designated Subsidiaries Retirement Savings Plan for the year ended December 31, 2020.

Portland, Maine
June 21, 2021
Vermont Registration No. 92-0000278